Hycroft Measured & Indicated Resources Increase to 8.1 Million Ounces of Gold Equivalent

Appoints Vice President, Investor Relations

Reno, Nevada, March 31, 2009 -- Allied Nevada Gold Corp. ("Allied Nevada" or the "Company") (TSX: ANV; NYSE-A: ANV) announces an updated resource estimate with a significant increase to gold measured and indicated mineral resources and to silver measured, indicated and inferred mineral resources for the Company's Hycroft mine ("Hycroft") located near Winnemucca, Nevada.

The resource estimate was derived from 3,626 holes drilled on the property. All holes have been assayed for gold, while less than 650 holes were assayed for both silver and gold. Gold measured and indicated resources increased to 5.9 million ounces (440.9 million tonnes at 0.40 grams per tonne ("g/t") using a cut off grade of 0.17 g/t for oxide material and 0.45 g/t for sulfide material) from 1.9 million ounces of gold in September 2008 *(see press release dated September 3, 2008 for further information on the September 2008 resource estimate)*. The majority of the increase in oxide measured and indicated ounces is due to the result of metallurgical test work on the material contained in the oxide/sulfide boundary zone. Inferred resources declined slightly as more inferred ounces were converted to the measured and indicated category than were replaced by new additions. Proven and probable reserves of 1.14 million ounces of gold (66.4 million tonnes grading 0.55 g/t) have not changed from previously reported reserves in September 2008.

The Company postponed its exploration drill program in late 2008 to focus on the start-up phase of the Hycroft heap leach mine and to analyze the data collected from the current drill program. Once stable production rates are achieved, currently anticipated by mid-2009, management expects to resume exploration drilling at Hycroft. One of the primary goals of this program will be to convert oxide measured and indicated resources into ore reserves.

Silver measured and indicated resources increased to 117.5 million ounces (104.6 million tonnes at 34.39 g/t) from 22.0 million ounces of silver in September 2008 and inferred resources increased to 177.9 million ounces of silver (114.9 million tonnes grading 48.17 g/t) compared with 67.6 million ounces in September 2008.

The resource increase is due to an increase in overall tonnage resulting from the inclusion of remaining drill results from the 2008 program and retesting historical drilling. While gold grade was similar in comparison to the September 2008 resource estimate, silver grade in the measured, indicated and inferred categories improved. The additional drilling also raised the confidence level of sulfide inferred gold and silver resources to convert to the measured and indicated category.

"The continuing resource growth further enhances the future mine life of Hycroft and has elevated it to the ranks of one of the largest gold and silver resources in Nevada. Additional metallurgical work is underway to optimize the treatment of oxide ore and determine the viability of sulfide ore. As well, we are completing expansion optimization studies to realize the full potential of the mine. As expected, we are seeing solution grades from the pads increase and expect to meet our planned full production rate of approximately 7,500 ounces per month by mid-year 2009," said Scott A. Caldwell, President & CEO.

The following table gives a breakdown of the March 2009 resource estimate as compared with the previous resource estimate of September 2008 *(for comparative ounce per ton data please see the tables at the end of this press release)*:

Gold Resources

	March 2009						*September 2008*			*Difference 03/09 vs 09/08*		
	Cutoff	Type	Tonnes	Grade	Ounces		*Tonnes*	*Grade*	*Ounces*	*Tonnes*	*Grade*	*Ounces*
	g/t Au		*(000s)*	*g/t Au*	***(000s Au)***	*(000s Au Eq)**	*(000s)*	*g/t Au*	*(000s Au)*	*(000s)*	*g/t Au*	*(000s Au)*
Measured & Indicated	0.17	Oxide	393,901	0.38	**5,095**	6,396	*128,185*	*0.48*	*1,985*	*265,716*	*(0.10)*	*3,110*
	0.45	Sulfide	46,963	0.62	**798**	1,667	-	-	-	*46,963*	*0.62*	*798*
Total M&I resource			**440,864**	**0.40**	**5,893**	**8,063**	*128,185*	**0.48**	*1,985*	*312,679*	*(0.08)*	*3,908*
Inferred	0.17	Oxide (in situ)	107,337	0.38	**1,325**	1,675	*131,375*	*0.41*	*1,760*	*(24,038)*	*(0.03)*	*(435)*
	0.45	Sulfide	218,524	0.62	**4,371**	7,306	*180,893*	*0.69*	*3,959*	*37,631*	*(0.07)*	*412*
		Oxide (Crofoot)	32,072	0.32	**318**	318	*32,072*	*0.32*	*318*	-	-	-
Total inferred resource			**357,933**	**0.52**	**6,014**	**9,299**	*344,339*	0.55	*6,037*	*13,593*	*(0.03)*	*(23)*

* Metal prices used in calculating gold equivalent ("Au Eq") ounces are $650 for gold and $12.00 for silver for a conversion factor of 1:0.0185.

Silver Resources

	March 2009					*September 2008*			*Difference 03/09 vs 09/08*		
	Cutoff	Type	Tonnes	Grade	Ounces	*Tonnes*	*Grade*	*Ounces*	*Tonnes*	*Grade*	*Ounces*
	g/t Ag		*(000s)*	*g/t Ag*	*(000s Ag)*	*(000s)*	*g/t Ag*	*(000s Ag)*	*(000s)*	*g/t Ag*	*(000s Ag)*
Measured & Indicated	12.41	Oxide	70,385	29.55	70,452	*26,308*	*26.02*	*22,007*	*44,077*	*3.53*	*48,445*
	12.41	Sulfide	34,198	44.33	47,050	-	-	-	*34,198*	*44.33*	*47,050*
Total M&I resource			**104,583**	**34.39**	**117,502**	*26,308*	*26.02*	*22,007*	*78,274*	*8.36*	*95,495*
Inferred	12.41	Oxide	11,503	51.26	18,962	*4,899*	*24.75*	*4,173*	*6,604*	*26.50*	*14,789*
	12.41	Sulfide	103,405	47.83	158,965	*76,294*	*25.89*	*63,465*	*27,111*	*21.94*	*95,500*
Total inferred resource			**114,908**	**48.17**	**177,927**	*81,193*	*25.82*	*67,638*	*33,715*	*22.35*	*110,289*

1. Scott Wilson of Scott E. Wilson Consulting, Inc. is a Certified Professional Geologist and member of the American Institute of Professional Geologists in Denver, Colorado, and is a Qualified Person as defined by NI 43-101. Scott is the independent resource estimate consultant for Allied Nevada Gold Corp. and has reviewed the technical information contained in this press release. The NI 43-101 compliant report related to this press release will be filed on SEDAR and will be posted on the Company's website within the timeframe specified by NI 43-101.
2. Scott E. Wilson Consulting, Inc. has recommended an ordinary kriging estimate as the preferred method of determining the resource estimate. Inferred resource calculations are based on 25 foot drill hole composites of 5 foot sample intervals. All estimates are based on a block dimension of 25 feet long x 25 feet wide x 25 feet tall with the estimation parameters determined by variography.
3. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by the inability to obtain required environmental and other regulatory approval, environmental or operating permits. The estimate may also be materially affected by global economic conditions such as the price of gold and silver, the price of oil and other commodities utilized in the production of gold and silver. Unknown geologic or hydrologic conditions or other unknown factors may materially affect the resource estimates.
4. A different processing method and plant, and all associated regulatory approvals, are required to recover gold and silver from sulfide mineralization.

Metallurgical testing to optimize the recovery of gold and silver from the oxide material is ongoing and further results are expected in the third quarter of 2009. Metallurgical testing is also continuing to determine gold and silver recoveries for sulfide mineralization.

Other Corporate Matters

Allied Nevada is pleased to announce that, effective immediately, Tracey M. Thom has joined the Company as Vice President, Investor Relations. Tracey has over 14 years of experience in the mining industry, most recently with Andina Minerals Inc. where she held the position of Vice President, Investor Relations since 2007 and prior to that with Kinross Gold Corporation ("Kinross") where she held the position of Director, Investor Relations and Communications. Prior to that, Tracey held various positions at TVX Gold Inc. until its acquisition by Kinross in 2003.

About Allied Nevada

Allied Nevada is a gold mining company that operates the Hycroft mine and has a large number of prospective exploration claims in the State of Nevada. Based on current life of mine plans, the Hycroft mine is expected to reach normal production rates of approximately 7,500 ounces of gold per month by the middle of 2009. These plans indicate that the Hycroft mine should be able to produce gold from the proven and probable ore reserves at these rates for approximately seven years. At the Hycroft mine, we will focus our exploration efforts on identifying additional oxide ore reserves that can extend the mine life and to continue to assess the economic potential of the sulfide mineralization that has been identified. In addition to the Hycroft Mine, we have six properties which have reported other mineralized material and more than 100 other early stage exploration properties. On an ongoing basis, we evaluate our exploration portfolio to determine ways to increase the value of these properties. Previously given operating cost guidance ($460-$480/ounce of gold sold) did not reflect current fuel prices, potential silver sales, nor the full impact of work in process inventory adjustments for the heap leach inventory.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding results of exploration drilling and assay programs currently underway at Hycroft; potential for confirming, upgrading and expanding oxide gold and silver mineralized material at Hycroft; results of evaluation of underlying sulfide mineralization at Hycroft; reserve and resource estimates; expectations regarding the life of the Hycroft mine and the cashflow generated by the oxide portion of the property; expectations regarding the amount of future gold and silver production from the Hycroft mine; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada's lack of operating history; risks that Allied Nevada's acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company's exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada's filings with the U.S. Securities and Exchange Commission (the "SEC") including Allied Nevada's latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

(1) Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release uses the terms "measured", "indicated" and "inferred" "resources." We advise U.S. investors that while these terms are recognized and required by

Canadian regulations, the U.S. Securities and Exchange Commission ("SEC") does not recognize them. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute "reserves" as in-place tonnage and grade without reference to unit measures. The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC. **U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable.**

For further information on Allied Nevada, please contact:

Scott Caldwell
(775) 358-4455

Tracey Thom
(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com.

The following tables are for comparative purposes and present the resource estimate in ounces per ton, as previous resource estimates have been released in this format.

Gold Resources

	March 2009					*September 2008*			*Difference 03/09 vs 09/08*		
	Cutoff	Type	Tons	Grade	Ounces	*Tons*	*Grade*	*Ounces*	*Tons*	*Grade*	*Ounces*
	opt		*(000s)*	*opt*	*(000s)*	*(000s)*	*opt*	*(000s)*	*(000s)*	*opt*	*(000s)*
Measured &	0.005	Oxide Gold	434,202	0.011	5,095	*141,300*	*0.014*	*1,985*	*292,902*	*(0.003)*	*3,110*
Indicated	0.013	Sulfide Gold	51,768	0.018	798	-	-	-	*51,768*	*0.018*	*798*
Total M&I resource			**485,970**	**0.012**	**5,893**	*141,300*	*0.014*	*1,985*	*344,670*	*(0.002)*	*3,908*
Inferred	0.005	Oxide Gold (In situ)	118,319	0.011	1,325	*144,816*	*0.012*	*1,760*	*(26,497)*	*(0.001)*	*(435)*
	0.013	Sulfide Gold	240,882	0.018	4,371	*199,400*	*0.020*	*3,959*	*41,482*	*(0.002)*	*412*
		Oxide Gold (Crofoot)	35,353	0.009	318	*35,353*	*0.009*	*318*	-	-	-
Total inferred resource			**394,554**	**0.015**	**6,014**	*379,569*	0.016	*6,037*	*14,985*	*(0.001)*	*(23)*

Silver Resources

	March 2009					*September 2008*			*Difference 03/09 vs 09/08*		
	Cutoff	Type	Tons	Grade	Ounces	*Tons*	*Grade*	*Ounces*	*Tons*	*Grade*	*Ounces*
	opt		*(000s)*	*opt*	*(000s)*	*(000s)*	*opt*	*(000s)*	*(000s)*	*opt*	*(000s)*
Measured &	0.362	Oxide Silver	77,586	0.862	70,452	*29,000*	*0.759*	*22,007*	*48,586*	*0.103*	*48,445*
Indicated	0.362	Sulfide Silver	37,697	1.293	47,050	-	-	-	*37,697*	*1.293*	*47,050*
Total M&I resource			**115,283**	**1.019**	**117,502**	*29,000*	*0.759*	*22,007*	*86,283*	*0.260*	*95,495*
Inferred	0.362	Oxide Silver	12,680	1.495	18,962	*5,400*	*0.722*	*4,173*	*7,280*	*0.773*	*14,789*
	0.362	Sulfide Silver	113,985	1.395	158,965	*84,100*	*0.755*	*63,465*	*29,885*	*0.640*	*95,500*
Total inferred resource			**126,665**	**1.405**	**177,927**	*89,500*	*0.753*	*67,638*	*37,165*	*0.652*	*110,289*

1. Scott Wilson of Scott E. Wilson Consulting, Inc. is a Certified Professional Geologist and member of the American Institute of Professional Geologists in Denver, Colorado, and is a Qualified Person as defined by NI 43-101. Scott is the independent resource estimate consultant for Allied Nevada Gold Corp. and has reviewed the technical information contained in this press release. The NI 43-101 compliant report related to this press release will be filed on SEDAR and will be posted on the Company's website within the timeframe specified by NI 43-101.
2. Scott E. Wilson Consulting, Inc. has recommended an ordinary kriging estimate as the preferred method of determining the resource estimate. Inferred resource calculations are based on 25 foot drill hole composites of 5 foot sample intervals. All estimates are based on a block dimension of 25 feet long x 25 feet wide x 25 feet tall with the estimation parameters determined by variography.
3. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by the inability to obtain required environmental and other regulatory approval, environmental or operating permits. The estimate may also be materially affected by global economic conditions such as the price of gold and silver, the price of oil and other commodities utilized in the production of gold and silver. Unknown geologic or hydrologic conditions or other unknown factors may materially affect the resource estimates.
4. A different processing method and plant, and all associated regulatory approvals, are required to recover gold and silver from sulfide mineralization.